UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 28, 2019

Axos Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37709	33-0867444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4350 La Jolla Village Drive, Suite 140, San Diego, CA	92122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 350-6200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐                                    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01         Completion of Acquisition or Disposition of Assets.

On January 28, 2019, Axos Clearing, LLC (“Parent”) and Axos Clarity MergeCo., Inc. (“Merger Sub”), each a subsidiary of Axos Financial, Inc. (the “Registrant” or “Axos”), completed the previously announced acquisition by merger of COR Securities Holdings Inc. (“COR Securities Holdings”), pursuant to the terms of the Agreement and Plan of Merger, dated as of September 28, 2018 (the “Merger Agreement”). Pursuant to the Merger Agreement, on the terms and subject to the conditions set forth therein, Merger Sub merged with and into COR Securities Holdings (the “Merger”), with COR Securities Holdings surviving the Merger (the “Surviving Company”) as a wholly-owned subsidiary of Axos and Parent. In addition, Axos entered into a Guaranty of Payment and Performance of Agreement and Plan of Merger (the “Guaranty”) in favor of the stockholders of COR Securities Holdings, pursuant to which Axos will guaranty the obligations of Parent and Merger Sub under the Merger Agreement. The Merger Agreement was approved by the Board of Directors of each of Axos and COR Securities Holdings, and contains customary representations, warranties and covenants by COR Securities Holdings, as well as indemnification by COR Securities Holdings’ principal stockholders, subject to the limitations contained in the Merger Agreement.

The total consideration paid by Axos, subject to certain adjustments and conditions in the Merger Agreement, is an amount in cash (the “Closing Consideration”) equal to (i) $80,000,000, (ii) plus the amount by which Adjusted Excess Regulatory Net Capital of COR Securities Holdings (as defined in the Merger Agreement) exceeds (or minus the amount by which Adjusted Excess Regulatory Net Capital is less than) $12,525,948, (iii) minus the amount of Net Debt of COR Securities Holdings (as defined in the Merger Agreement), and (iv) minus the amount of Transaction Expenses (as defined in the Merger Agreement). In addition, an aggregate of $7,500,000 of the Closing Consideration will be deducted from the amount paid at closing, and Axos will issue subordinated notes (“Notes”) to the principal stockholders of COR Securities Holdings in an equal principal amount, with a maturity of 15 months, to serve as the sole source of payment of indemnification obligations of the principal stockholders of COR Securities Holdings under the Merger Agreement.

The foregoing description of the Merger Agreement and Guaranty does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 2.1 and 10.1 and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off- Balance Sheet Arrangement of the Registrant.

The information about the Guaranty and Notes set forth in Item 2.01 above is incorporated by reference into this Item 2.03.

Item 7.01    Regulation FD Disclosure

On January 29, 2019, Axos issued a press release announcing its completion of the acquisition of COR Securities Holdings. A copy of the press release is attached hereto as Exhibit 99.1.

This Item 7.01 of Form 8-K and the copy of the press release attached hereto as Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended (“Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing. The furnishing of the information under this item is not intended to, and does not, constitute a determination or admission by the Registrant that the information under this item is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Registrant or any of its affiliates. The information is presented as of January 28, 2019, and the Registrant does not assume any obligation to update such information in the future.

Item 9.01        Financial Statements and Exhibits

(d) Exhibits

2.1
Agreement and Plan of Merger by and among Axos Clearing, LLC, Axos Clarity MergeCo., Inc., COR Securities Holdings Inc., the Seller Parties thereto and the Holder Representative, dated September 28, 2018* (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Registrant on October 1, 2018).

10.1	Guaranty of Payment and Performance of Agreement and Plan of Merger (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Registrant on October 1, 2018).

99.1	Press Release dated January 29, 2019

*	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axos Financial, Inc.

Date:	January 29, 2019	By:	/s/ Andrew J. Micheletti
Andrew J. Micheletti
EVP and Chief Financial Officer